CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of American Eagle Energy Corporation of our report dated April 16, 2013, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of American Eagle Energy Corporation for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” included in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

December 13, 2013